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                                                                      EXHIBIT 12

                                   MESA INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

    The following computation of the ratio of earnings to fixed charges for the years ended December 31, 1991, 1992, 1993, 1994 and 1995 represent the actual results of Mesa's operations for those periods.

    The column entitled "As Adjusted for the Recapitalization" includes data for Mesa after giving effect to the Recapitalization as if such Recapitalization had occurred on January 1, 1995.

                                                                    YEARS ENDED DECEMBER 31,
                                           ---------------------------------------------------------------------------
                                                                                                       1995
                                                                                            --------------------------
                                                                                                        AS ADJUSTED
                                                                                                          FOR THE
                                             1991        1992        1993         1994       ACTUAL   RECAPITALIZATION
                                           --------    --------    ---------    --------    --------  ----------------
EARNINGS:
  Net loss...............................  $(79,163)   $(89,232)   $(102,448)   $(83,353)   $(57,568)     $ (2,081)
  Adjustments:
    Interest expense.....................   150,770     143,392      142,002     144,757     148,630        84,660
                                           --------    --------     --------    ---------   --------      --------
  Total earnings.........................  $ 71,607    $ 54,160    $  39,554    $ 61,404    $ 91,062      $ 82,579
                                           ========    ========     ========    =========   ========      ========
  Fixed charges
    Interest capitalized.................  $     --    $  2,365    $   2,884    $    104    $    908      $    908
    Interest expense.....................   150,770     143,392      142,002     144,757     148,630        84,660
                                           --------    --------     --------    ---------   --------      --------
  Total fixed charges....................  $150,770    $145,757    $ 144,886    $144,861    $149,538      $ 85,567
                                           ========    ========     ========    =========   ========      ========
  Ratio of earnings to fixed charges.....        NM          NM           NM          NM          NM            NM
                                           ========    ========     ========    =========   ========      ========
  Preferred dividend requirements........                                                                 $ 21,845
                                                                                                          ========
  Total fixed charges and preferred
    dividends............................                                                                 $107,412
                                                                                                          ========
  Ratio of earnings to combined fixed
    charges and preferred dividends......                                                                       NM
                                                                                                          ========
  Amount by which fixed charges exceed
    earnings.............................  $ 79,163    $ 91,597    $ 105,332    $ 83,457    $ 58,476      $  2,988
                                           ========    ========     ========    =========   ========      ========
  Amount by which combined fixed charges
    and preferred dividends exceed
    earnings.............................                                                                 $ 24,833
                                                                                                          ========
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